UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.01 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our investment in the Cheshire Bridge property. All figures provided below are approximate.

On May 29, 2015, Bluerock Residential Growth REIT, Inc., or the Company, through subsidiaries of our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, made a convertible preferred equity investment in a multi-tiered joint venture along with Bluerock Special Opportunity + Income Fund III, LLC, or Fund III, an affiliate of our Manager, and CB Developer, LLC, a Georgia limited liability company and a non-affiliated entity, or the Catalyst JV Member, to develop a 285-unit Class A apartment community in Atlanta, Georgia to be known as Cheshire Bridge Apartments, or the Cheshire Property. The material features of the investment in the joint venture and the Cheshire Property are described below.

The Cheshire Property

The Cheshire Property will be a five-story multifamily community situated on 3.88 acres, featuring studio, one-, and two-bedroom unit layouts averaging 871 square feet. Unit interiors will be condominium-quality, featuring nine-foot ceilings, high-end stainless steel appliances, granite countertops, upgraded lighting, and garden bath tubs. A parking garage will be built on site to accommodate 433 vehicles. The luxury community will be developed with best-in-class lifestyle amenities including a resort-style pool, fitness center, and business and media centers. The Cheshire Property will be located at the intersection of Cheshire Bridge Road and I-85, offering immediate access to Buckhead and Midtown, which encompass approximately 100,000 and 86,000 employees, respectively, and are home to a combined 22 million square feet of retail space and a university population of approximately 20,000 students with Georgia Tech and Emory University less than 3 miles away.

Ownership Structure of the Cheshire Property

Following our investment, the ownership structure of the Cheshire Property is such that: (i) CB Owner, LLC, a Delaware limited liability company, or the Cheshire Property Owner, holds legal title to the Cheshire Property as Trustee of that certain trust created by the BR/CDP Cheshire Bridge Trust Agreement dated May 29, 2015, or the Trust (and such agreement, the Trust Agreement) for the benefit of BR/CDP CB Venture, LLC, a Delaware limited liability company, or the BR/CDP JV Entity, as a ninety percent (90.0%) beneficial interest holder under the Trust and tenant in common owner with Duke of Lexington, LLC, an Ohio limited liability company and a non-affiliated entity, or Duke, and Commander Habersham, LLC, an Ohio limited liability company and a non-affiliated entity, or Commander (and together with Duke, the TIC Co-Tenants) as ten percent (10.0%) beneficial interest holder under the Trust and tenant-in-common owners; (ii) the BR/CDP JV Entity is a joint venture entity owned 99.9% by BR Cheshire Member, LLC, a Delaware limited liability company, or the BR Cheshire JV Member, and 0.1% by the Catalyst JV Member; and (iii) the BR Cheshire JV Member is owned by BRG Cheshire, LLC, a wholly-owned subsidiary of the Operating Partnership, or BRG Cheshire, and Fund III, as more fully described below.

Acquisition of the Cheshire Property

On May 29, 2015, in connection with our investment in the BR/CDP JV Entity, Catalyst Development Partners II, LLC assigned to the Cheshire Property Owner, in its capacity as Trustee under the Trust, its rights under a purchase agreement for the acquisition of the real property upon which the Cheshire Property will be developed from Duke at Lenox, LLC, a Georgia limited liability company and an unaffiliated third-party seller, and the Cheshire Property Owner, in its capacity as Trustee under the Trust, acquired such real property pursuant thereto, for a total purchase price of approximately $6.0 million. The equity portion of the purchase price and the required equity under the construction loan in the amount of approximately $12.11 million was funded as follows:

1.	We, through BRG Cheshire, funded approximately $15.6 million, including approximately $7.0 million in reserves to fund the preferred return over the projected development period, in convertible preferred equity in the BR Cheshire JV Member, and Fund III funded approximately $1.8 million in common equity in the BR Cheshire JV Member.

2.	To effectuate its acquisition of a 99.9% direct interest in the BR/CDP JV Entity, the BR Cheshire JV Member funded approximately $10.89 million.

3.	To effectuate its acquisition of a 0.1% direct interest in the BR/CDP JV Entity, the Catalyst JV Member funded $10,899.

4.	To effectuate its acquisition of a 90.0% tenancy-in-common interest in the Cheshire Property, the BR/CDP JV Entity funded approximately $10.90 million.

5.	To effectuate their acquisition of an aggregate 10.0% tenancy-in-common interest in the Cheshire Property, the TIC Co-Tenants collectively funded approximately $1.2 million.

Limited Liability Company Agreement for the BR Cheshire JV Member

On May 29, 2015, for development of the Cheshire Property and funding of any required reserves, we, through BRG Cheshire, made a budgeted capital contribution of $15,638,775 to acquire 100% of the preferred membership interests in the BR Cheshire JV Member, and Fund III made a capital contribution of $1,834,010 to acquire 100% of the common membership interests in the BR Cheshire JV Member.

Under the Limited Liability Company Agreement for BR Cheshire JV Member, our preferred membership interest earns and will be paid on a current basis a preferred return at the annual rate of 15.0% times the outstanding amount of our capital contributions. To date, we have fully funded our budgeted capital commitment of $15,638,775.

We are not required to make any additional capital contributions beyond our capital commitment. However, if the BR Cheshire JV Member makes an additional capital call and Fund III does not fully fund the same, then we may elect to fund such shortfall as an additional capital contribution, in which case those contributions will accrue a preferred return at the rate of 20.0% per annum.

The BR Cheshire JV Member is required to redeem our preferred membership interests on the earlier of the date that is six (6) months following the maturity of the construction loan for the Cheshire Property (including any extensions thereof but excluding refinancing), or any acceleration thereof. On the redemption date, the BR Cheshire JV Member is required to pay us an amount equal to our outstanding net capital contributions to the BR Cheshire JV Member plus any accrued but unpaid preferred return. If the BR Cheshire JV Member does not redeem our preferred membership interest in full on the required redemption date, then any of our net capital contributions remaining outstanding will accrue a preferred return at the rate of 20.0% per annum.

Distributions of operating cash flow of the BR Cheshire JV Member will be made monthly (as cash flow permits) (i) first, to pay us all of our accrued but unpaid preferred return on our budgeted capital commitment, (ii) next, to pay us all of our accrued but unpaid preferred return on our additional capital contributions, and (iii) finally, to the common member in accordance with its membership interest; provided, however, that after the redemption date, all operating cash flow will be paid to us until our preferred membership interest is fully redeemed.

Upon a sale, refinancing or other capital transaction regarding the Cheshire Property, the net proceeds will be distributed by the BR Cheshire JV Member: (i) to repay any debts or obligations; (ii) to fund any reserves determined in good faith by the BR Cheshire JV Member’s manager and approved by us; (iii) to us to repay our outstanding additional capital contributions and any preferred returns accrued thereon; (iv) to us to repay our budgeted capital commitment and any preferred returns accrued thereon; (v) to the common member in accordance with its positive capital account, and (vi) to the common member in accordance with its common membership interest.

We have the right, in our sole discretion, to convert our preferred membership interest in the BR Cheshire JV Member into a common membership interest for a period of six months from and after the date upon which 70% of the units in the Cheshire Property have been leased, or the Conversion Trigger Date. Assuming that we and Fund III have made all of our budgeted capital contributions as required and all accrued preferred returns have been paid to us, then upon conversion, we will receive a common membership interest of 87.0% of the aggregate common membership interest in the BR Cheshire JV Member, or the Expected Interest, and the common membership percentage of Fund III shall be adjusted accordingly. If the facts as of the Conversion Trigger Date are substantially different from the capital investment assumptions resulting in our receipt of the Expected Interest, then we and Fund III are required to confer and determine in good faith a new common membership interest percentage relative to our conversion.

If we convert to a common membership interest, (i) we will no longer have any rights to any preferred returns on, or of, capital contributions to the BR Cheshire JV Member, (ii) the BR Cheshire JV Member will no longer be obligated to redeem us, and (iii) we will become the sole manager of the BR Cheshire JV Member.

Prior to the exercise of the conversion right, Fund III, an affiliate of our Manager, will be the manager of the BR Cheshire JV Member, and will have the power and authority to govern the business of the BR Cheshire JV Member, subject to the approval of certain “major decisions” by members holding a majority of the membership interests and subject to the further requirement that our economic interests and other rights in and to the Cheshire Property may not be diluted or altered in a manner that would cause a dilution of or material adverse effect on us without our prior written consent. These major decisions include: (i) confessing a judgment against the BR Cheshire JV Member; (ii) admitting a new member; and (iii) making any loans or becoming a guarantor of any loans. Additionally, the following actions are subject to our sole approval (so long as we own a preferred membership interest): (i) causing the BR Cheshire JV Member to approve any major decision of the BR/CDP JV Entity or the Cheshire Property Owner; (ii) approving any amendment of the operating agreement of the BR/CDP JV Entity; (iii) filing or consenting to any bankruptcy, insolvency or similar action or proceeding regarding the BR Cheshire JV Member, the BR/CDP JV Entity or the Cheshire Property Owner; (iv) dissolving or liquidating the BR Cheshire JV Member; (v) distributing any cash or property other than in accordance with the operating agreement of the BR Cheshire JV Member; (vi) merging or consolidating the BR Cheshire JV Member; (vii) amending the operating agreement of the BR Cheshire JV Member; and (viii) causing the BR Cheshire JV Member, the BR/CDP JV Entity or the Cheshire Property Owner to enter into a transaction that would violate the provisions of the BR/CDP JV Entity’s operating agreement designed to protect our status as a REIT.

Prior to the conversion of our preferred membership interest into a common membership interest, if any, the BR Cheshire JV Member’s manager may be removed by us for “cause,” which includes the institution of a collection action by the construction lender, fraud, gross negligence, breach of fiduciary duty, and any material breach of the BR Cheshire JV Member’s operating agreement not cured within sixty (60) days (or ninety (90) days if such cure cannot be completed in sixty (60) days, but the manager is diligently pursuing such cure). If the BR Cheshire JV Member’s manager is removed for cause, then we may appoint a replacement manager.

Following the conversion of our preferred membership interest into a common membership interest, if any, Fund III shall automatically resign as manager of the BR Cheshire JV Member and we shall become the sole manager, removable only by a majority of the membership interest for actions constituting fraud or gross negligence causing a material diminution in value of the BR Cheshire JV Member or its membership interest in the BR/CDP JV Entity.

BR/CDP JV Agreement

The BR/CDP JV Entity

The BR/CDP JV Entity is the owner of a 100.0% membership interest in the Cheshire Property Owner, which holds legal title to the Cheshire Property, in its capacity as Trustee under the Trust, for the benefit of the BR/CDP JV Entity as a 90.0% beneficial interest holder under the Trust and tenant in common owner of the Cheshire Property, with the TIC Co-Tenants as 10.0% beneficial interest holder under the Trust and tenant-in-common owners of the Cheshire Property.

The BR Cheshire JV Member made a budgeted capital contribution of approximately $10.89 million to acquire a 99.9% equity interest in the BR/CDP JV Entity, and the Catalyst JV Member made a budgeted capital contribution of $10,899 to acquire a 0.1% equity interest in the BR/CDP JV Entity, and have entered into a joint venture operating agreement for the BR/CDP JV Entity, or the BR/CDP JV Agreement. The BR/CDP JV Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry, as further described below.

Management and Major Decisions

The BR Cheshire JV Member and the Catalyst JV Member are each co-managers of the BR/CDP JV Entity, and have appointed a management committee to act on decisions of the managers under the BR/CDP JV Agreement. Decisions of the management committee are subject to certain major decisions that are reserved to the members. These major decisions require the consent of both members, and include: (i) doing any act in contravention of or amending the BR/CDP JV Entity’s certificate of formation or the BR/CDP JV Agreement; (ii) doing any act not specifically authorized which would make it impossible or impractical to carry on business; (iii) possessing any property of the BR/CDP JV Entity or assigning rights of the BR/CDP JV Entity in any specific property for other than a BR/CDP JV Entity purpose; (iv) changing or reorganizing the BR/CDP JV Entity into any other legal form or causing any merger of the BR/CDP JV Entity with any other entity; (v) commencing, or responding to, or settling any litigation; (vi) filing or initiating a BR/CDP JV Entity or Cheshire Property Owner bankruptcy; (vii) permitting or causing the BR/CDP JV Entity or Cheshire Property Owner to purchase or invest in real property other than its tenant-in-common interest in the Cheshire Property; (viii) making loans using funds of the BR/CDP JV Entity; (ix) the admission of additional members, except as expressly permitted in the BR/CDP JV Agreement; (x) taking any action that would cause a default under the construction loan or that would be reasonably expected to expose the Catalyst JV Member, the BR Cheshire JV Member or any affiliate to liability under a loan guaranty; (xi) entering into any transaction with a member and/or an affiliate (except as expressly authorized in the BR/CDP JV Agreement); (xii) adoption of or modifications to the preliminary drawings or the final bid set of construction drawings and specifications for the Cheshire Property, and any changes to the final plans, except as provided in the BR/CDP JV Agreement; (xiii) approving any modification to the total project budget; (xiv) making any expenditure or incurring any obligation that varies from the total project budget or operating budget; (xv) approving any general contractor or co-developer for the Cheshire Property, subject to certain provisions of the BR/CDP JV Agreement; (xvi) incurring indebtedness for borrowed money or granting a security interest in the BR/CDP JV Entity’s or Cheshire Property Owner’s property; (xvii) entering into one or more agreements or contractual commitments on behalf of the BR/CDP JV Entity or the Cheshire Property Owner obligating the BR/CDP JV Entity or the Cheshire Property Owner, as applicable, to make expenditures exceeding, in the aggregate for any one year, $30,000 (except as expressly authorized in the BR/CDP JV Agreement); (xviii) approving any operating budget or making any modifications thereto; (xix) any sale, refinance or other capital transaction, subject to certain provisions of the BR/CDP JV Agreement; (xx) in the event of fire or casualty/condemnation, a determination whether to construct or reconstruct improvements if cost exceeds $100,000 and is not required under the terms and provisions of any lease, mortgage or deed of trust affecting the damaged or condemned portion of the property in question; (xxi) material changes to the BR/CDP JV Entity’s or the Cheshire Property Owner’s business plan, including leasing strategy and rental rates; (xxii) hiring or terminating any property manager and entering into any related property management agreement for the Cheshire Property; and (xxiii) making any decisions or elections under (a) the BR/CDP Cheshire Bridge Trust Agreement, or the Trust Agreement, or (b) the Tenant in Common Agreement or TIC Management Agreement for the Cheshire Property, or, collectively, the TIC Agreement. We refer to each of these major decisions herein as a “JV Major Decision.” From and after November 29, 2017, the JV Major Decisions listed in subsections (xvi) through (xxiii) will cease to be JV Major Decisions and will require only the approval of the BR Cheshire JV Member, after soliciting the viewpoint of the Catalyst JV Member, as long as the Catalyst JV Member and/or any affiliate have been, or, upon consummation of the proposed JV Major Decision, will be, released in full from any loan guaranty.

To the extent that the BR Cheshire JV Member and the Catalyst JV Member are not able to agree on a JV Major Decision on or after the date that is 24 months after (i) construction of the Cheshire Property has been completed and (ii) the Cheshire Property is at least 90% leased to third party tenants, then either party may initiate a buy-sell proceeding compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest, or the Buy/Sell Option. In addition, in the event that the Catalyst JV Member desires to either market and sell the Cheshire Property or refinance the construction loan for the Cheshire Property, and in either such case the BR Cheshire JV Member does not consent thereto, the Catalyst JV Member has the right to require the BR Cheshire JV Member to purchase (a) its membership interest on the terms contained within the BR/CDP JV Agreement, along with (b) the co-tenancy interests of the TIC Co-Tenants in the Cheshire Property (collectively, the Catalyst Put Right).

Development Agreement and Development Cost Overruns

On May 29, 2015, the Cheshire Property Owner entered into a development agreement, or the Development Agreement, with CDP Developer I, LLC, a Georgia limited liability company and an affiliate of the Catalyst JV Member, or the Developer, providing for development services for the Cheshire Property. The Developer will arrange with a third-party general contractor a guaranteed maximum price contract for construction services for the Cheshire Property. Under the terms of the Development Agreement, the Developer will be entitled to earn a development fee of three percent (3%) of the total project budget (exclusive of the development fee), payable on a proportional basis as construction proceeds are made available from draws against the construction loan for the Cheshire Property.

The BR Cheshire JV Member and the Catalyst JV Member have agreed to a development budget pursuant to which the Cheshire Property will be developed (subject to revisions thereto as may be required by changes in the budget or by the construction lender through the date the general construction agreement is executed or the construction loan closes). Under the terms of the BR/CDP JV Agreement, the management committee (after request from the Catalyst JV Member) may call for mandatory additional capital contributions to fund any development cost overruns attributable to hard and/or soft costs over the budgeted items in the development budget. Such additional capital contributions are to be made 10% by the TIC Co-Tenants pursuant to the TIC Agreement, and 40% by the Catalyst JV Member and 50% by the BR Cheshire JV Member pursuant to the BR/CDP JV Agreement. If the TIC Co-Tenants fail to contribute their proportional share of such additional capital contribution, then such additional capital contributions are to be made 50% by the Catalyst JV Member and 50% by the BR Cheshire JV Member pursuant to the BR/CDP JV Agreement.

Additional Capital Contributions

The Catalyst JV Member may unilaterally call for additional capital contributions from the members (except for (i) hard or soft cost overruns, (ii) portions of capital the TIC Co-Tenants are obligated to fund under the TIC Agreement, or (iii) cost overruns attributable to force majeure events, taxes, insurance premiums, debt service, discretionary changes and/or post-completion operating deficits) for so long as the Catalyst JV Member or its affiliate has any outstanding guaranty to fund on a timely basis any debt service shortfall or other payment that if unpaid would constitute a payment default on any such guaranty. Such additional capital contributions are to be made 10% by the TIC Co-Tenants pursuant to the TIC Agreement, and 90% by the BR Cheshire JV Member pursuant to the BR/CDP JV Agreement. If the TIC Co-Tenants fail to contribute their proportional share of such additional capital contribution, then such additional capital contributions are to be made 10% by the Catalyst JV Member and 90% by the BR Cheshire JV Member pursuant to the BR/CDP JV Agreement. If either the BR Cheshire JV Member, on the one hand, or both the TIC Co-Tenants and the Catalyst JV Member, on the other hand, fails to contribute its proportional share of such additional capital contribution, then the non-defaulting party has the right to unilaterally cause the Cheshire Property Owner (but only so long as and only to the extent necessary to prevent or cure the default on such guaranty) to (i) refinance the construction loan for the Cheshire Property; (ii) obtain commercially reasonable supplemental loans secured by assets of the Cheshire Property Owner; (iii) enter into negotiations with the lender to restructure the construction loan and modify its terms; (iv) sell the Cheshire Property; (v) exercise the Buy/Sell Option (notwithstanding any “lockout” period thereunder); or (vi) in the case of the Catalyst JV Member, initiate the Catalyst Put Right.

Further, the BR/CDP JV Agreement provides that the management committee (after request from the Catalyst JV Member) may call for mandatory additional capital contributions to fund any cash flow deficits caused by non-development cost overruns attributable to force majeure events, taxes, insurance premiums, debt service, discretionary changes and/or post-completion operating deficits, that are not solely caused by a member or certain of its affiliates under the BR/CDP JV Agreement and are expected to result in the Cheshire Property Owner having an imminent cash deficit. Such additional capital contributions are to be made 10% by the TIC Co-Tenants pursuant to the TIC Agreement, and 90% by the BR Cheshire JV Member pursuant to the BR/CDP JV Agreement. If the TIC Co-Tenants fail to contribute their proportional share of such additional capital contribution, then such additional capital contributions are to be made 10% by the Catalyst JV Member and 90% by the BR Cheshire JV Member, pursuant to the BR/CDP JV Agreement.

Additional capital contributions (other than advances made to fund non-development cost overruns caused solely by one member of the BR/CDP JV Entity but not the other, or Section 8.04(a) Advances) will be entitled to a priority return of 10% per annum less all amounts actually distributed to the members. The additional contribution priority return will be compounded monthly, calculated on a cumulative basis. For failure to fund additional capital contributions in the nature of hard cost or soft cost overruns, or for Section 8.04(a) Advances, the sole remedy of a non-defaulting member for such unfunded required capital contributions is to fund such contributions, which shall be credited to such non-defaulting member at a 3:1 ratio for each dollar of additional contribution so made on behalf of the defaulting member (for example, for every $100,000 of additional capital contribution made by the non-defaulting member on behalf of the defaulting member, the non-defaulting member would be credited with having made $300,000 of additional capital contributions) and the 10% additional capital contribution priority return will be calculated on such figure, and this would likewise apply if the TIC Co-Tenants fail to contribute their share and the BR Cheshire JV Member does so on their behalf. If the BR Cheshire JV Member makes an additional capital contribution on behalf of the Catalyst JV Member pursuant to these provisions, any such additional capital contribution will, in turn, be contributed to the Cheshire Property Owner and the Cheshire Property Owner will return such capital contribution to the BR/CDP JV Entity at a 3:1 ratio, along with a preferred return thereon, on a priority basis, prior to any other distributions to the co-tenants under the TIC Agreement, in accordance with the provisions of the TIC Agreement.

Distributions

Pursuant to the provisions of the BR/CDP JV Agreement, distributions are made generally as follows: (i) first, to non-defaulting members, pari passu, in accordance with their accrued but unpaid additional contribution priority return, if any, until each non-defaulting member entitled to an additional contribution priority return is paid such amount in full; (ii) second, to non-defaulting members, pari passu, in accordance with their additional capital contributions, until their unreturned additional capital contributions are reduced to zero; (iii) third, to defaulting members, pari passu, in accordance with their accrued but unpaid additional contribution priority return, if any, until each defaulting member entitled to an additional contribution priority return is paid such amount in full; (iv) fourth, to defaulting members, pari passu, in accordance with their additional capital contributions, until their unreturned additional capital contributions are reduced to zero; (v) fifth, to the members, pari passu, in accordance with their initial capital contributions, until the BR Cheshire JV Member has received an aggregate amount equal to the greater of (a) an internal rate of return of 10%, and (b) 135% of the BR Cheshire JV Member’s initial capital contribution and any additional capital contributions made solely as a result of a change in the total project budget occurring on or prior to the later to occur of: (x) the date of the loan closing and (y) the date of execution of the guaranteed maximum price contract for construction of the Cheshire Property; (vi) sixth, to each applicable member, an amount equal to the aggregate of all Section 8.04(a) Advances made by such member, all without interest, pari passu to the members based on the principal amounts advanced with respect to each member; (vii) seventh, pari passu, 69.44% to the BR Cheshire JV Member and 30.56% to the Catalyst JV Member, until the BR Cheshire JV Member has received an internal rate of return of 20%; (viii) thereafter, pari passu, 61.11% to the BR Cheshire JV Member and 38.89% to the Catalyst JV Member. All distributions under the BR/CDP JV Agreement are limited to the distributions made to the BR/CDP JV Entity under the TIC Agreement.

Financing and Refinancing

The Catalyst JV Member is required to use its commercially reasonable efforts to secure, on behalf of the Cheshire Property Owner, a construction loan in an amount no less than 70% (and up to 75%) of total development costs as set forth in the total project budget. If necessary in order to secure the construction loan, the Catalyst JV Member must, or must cause certain of its affiliates to, provide such guaranties or indemnities requested by the lender, subject to the Catalyst JV Member’s approval of the terms of such guaranties or indemnities. If the Catalyst JV Member fails to secure a construction loan within six months, then the BR Cheshire JV Member will have the right to secure such a loan on behalf of the Cheshire Property Owner.

Under the BR/CDP JV Agreement, the Catalyst JV Member shall have the right to cause the Cheshire Property Owner to refinance the construction loan with standard market financing, subject to the right of the BR Cheshire JV Member to obtain, within sixty (60) days, a loan proposal with the same or better economic terms (without requirement for any guaranty or indemnity agreement by the Catalyst JV Member or any of its affiliates, except as may have been included in the original proposal provided by the Catalyst JV Member). The BR/CDP JV Entity and its members are thereafter authorized to take all actions necessary to cause the Cheshire Property Owner to close on a new loan pursuant to the loan proposal with economic terms most favorable to the BR/CDP JV Entity, subject to certain provisions of the BR/CDP JV Agreement.

Development of the Cheshire Property

Once fully developed, the Cheshire Property will consist of a 285-unit, Class A, five-story multifamily community situated on 3.88 acres, featuring studio, one-, and two-bedroom unit layouts averaging 871 square feet. The total projected development cost for the Cheshire Property, including land acquisition, is approximately $48.66 million, or approximately $170,737 per unit. The Cheshire Property is expected to be completed and leasing is expected to begin in late 2017.

The BR/CDP JV Entity has yet to select a property manager for the Cheshire Property post completion. Any management fee paid to the future property manager may be no greater than 3.0% of the Cheshire Property’s annual gross revenues (except during the lease up phase), payable monthly.

Agreements Pertaining to Ownership of Trust Property

On May 29, 2015, the TIC Co-Tenants, the BR/CDP JV Entity and the Cheshire Property Owner entered into a Trust Agreement to reflect the terms on which title to the Cheshire Property is held. Pursuant to the Trust Agreement, the Cheshire Property Owner holds legal title to the Cheshire Property for the benefit of the BR/CDP JV Entity, Duke, and Commander (collectively, in such context, the Beneficiaries). The BR/CDP JV Entity has a 90.0% tenancy-in-common interest in the Cheshire Property, Duke has a 9.99% tenancy-in-common interest in the Cheshire Property, and Commander has a 0.01% tenancy-in-common interest in the Cheshire Property.

On May 29, 2015, the Beneficiaries entered into the TIC Agreement to govern their rights and obligations as co-tenants with respect to the Cheshire Property (collectively, in such context, the Co-Tenants). The Co-Tenants subsequently entered into a TIC Management Agreement of the same date, which was intended to amend and supersede certain terms and conditions set forth in the TIC Agreement. Pursuant to the TIC Management Agreement, the BR/CDP JV Entity has full, sole and exclusive authority to make, decide or cause the Cheshire Property Owner to make, decide or implement any and/or all decisions affecting the Cheshire Property Owner, the Co-Tenants, the Cheshire Property and/or arising under the TIC Agreement or the Development Agreement, including, without limitation, the following: (i) any sale, transfer, lease, deed restriction or grant of easement of/on any portion of the Cheshire Property; (ii) any loan or other debt secured by the Cheshire Property or the income therefrom, or upon which any of the Co-Tenants are or may be personally liable; (iii) any cash call notice for additional cash contributions; (iv) all budgets; (v) the Development Agreement and any modifications to the Development Agreement; (vi) contracts and transactions with parties affiliated with the Developer; (vii) replacement of the Developer, and/or of the Cheshire Property Owner as trustee; (viii) such other acts or decisions reserved to the Co-Tenants under the Development Agreement; and (ix) entering into or renewing any property management agreement with respect to the Cheshire Property.

Further, subject to any restrictions in the loan documents, the TIC Management Agreement provides that distributions of net cash from operations, sales or refinancings are made generally as follows: (i) first, to repay any additional cash contributions paid by a non-defaulting Co-Tenant on behalf of a defaulting Co-Tenant as a loan, or a Default Loan, with payment of interest first and then principal; (ii) second, to the BR/CDP JV Entity (on behalf of the BR Cheshire JV Member) to the extent the BR Cheshire JV Member has funded a shortfall amount required to fund hard or soft cost overruns or non-development cost overruns, on a priority basis in an amount equal to the sum of: (A) the product of (x) three (3), multiplied by (y) the shortfall amount, plus (B) the product of (x) ten percent (10%) per annum, multiplied by (y) the figure which is three (3) times the shortfall amount; (iii) third, to repay any loan (excluding a Default Loan made on behalf of a defaulting Co-Tenant) made by any Co-Tenant for the benefit of the Cheshire Property or in furtherance of the ownership or operation thereof (payments to the Co-Tenants to repay loans shall be made, pari passu, in proportion to each Co-Tenant’s share of the total of such loans, with payment of interest first and then principal); (iv) fourth, to the Co-Tenants until they have been repaid in full any additional cash contributions and any additional cash contribution preferred return on additional cash contributions that are funded as an overrun amount (payment to the Co-Tenants shall be pari passu, and made pro rata in accordance with each Co-Tenant’s percentage share of all such additional cash contributions); (v) fifth, to the Co-Tenants until they have been repaid in full their initial cash contributions (payment to the Co-Tenants will be made in proportion to their pro rata shares); (vi) sixth, to the BR/CDP JV Entity in return of its advances made to fund non-development cost overruns pursuant to Section 8.04(a) of the BR/CDP JV Agreement to the extent unrelated to the Cheshire Property; and (vii) seventh, to the Co-Tenants in proportion to their pro rata shares.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Operating Agreement of BR/CDP CB Venture, LLC by and between BR Cheshire Member, LLC and CB Developer, LLC dated as of May 29, 2015

10.2	Limited Liability Company Agreement of BR Cheshire Member, LLC by and among BRG Cheshire, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated as of May 29, 2015

10.3	Limited Liability Company Agreement of CB Owner, LLC by BR/CDP CB Venture, LLC, dated as of May 29, 2015

10.4	Tenancy In Common Agreement by and among BR/CDP CB Venture, LLC, Duke of Lexington, LLC, and Commander Habersham, LLC, dated as of May 29, 2015

10.5	TIC Management Agreement by and among BR/CDP CB Venture, LLC, Duke of Lexington, LLC, and Commander Habersham, LLC, dated as of May 29, 2015
10.6	Trust Agreement by and among BR/CDP CB Venture, LLC, Duke of Lexington, LLC, Commander Habersham, LLC and CB Owner, LLC, dated as of May 29, 2015

10.7	Development Agreement by and among CB Owner, LLC and CDP Developer I, LLC, dated as of May 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: June 4, 2015	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Operating Agreement of BR/CDP CB Venture, LLC by and between BR Cheshire Member, LLC and CB Developer, LLC dated as of May 29, 2015

10.2	Limited Liability Company Agreement of BR Cheshire Member, LLC by and among BRG Cheshire, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated as of May 29, 2015

10.3	Limited Liability Company Agreement of CB Owner, LLC by BR/CDP CB Venture, LLC, dated as of May 29, 2015

10.4	Tenants In Common Agreement by and among BR/CDP CB Venture, LLC, Duke of Lexington, LLC, and Commander Habersham, LLC, dated as of May 29, 2015

10.5	TIC Management Agreement by and among BR/CDP CB Venture, LLC, Duke of Lexington, LLC, and Commander Habersham, LLC, dated as of May 29, 2015
10.6	Trust Agreement by and among BR/CDP CB Venture, LLC, Duke of Lexington, LLC, Commander Habersham, LLC and CB Owner, LLC, dated as of May 29, 2015

10.7	Development Agreement by and among CB Owner, LLC and CDP Developer I, LLC, dated as of May 29, 2015